UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Invesco Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-254931	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Ross Avenue

Suite 3400

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 715-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2021, Invesco Real Estate Income Trust Inc. (the “Company”), Invesco REIT Operating Partnership LP (the “Operating Partnership”), and Invesco Advisers, Inc. (the “Adviser”) entered into an amended and restated advisory agreement (the “Advisory Agreement”), and the Company entered into an amended and restated limited partnership agreement of the Operating Partnership (the “Operating Partnership Agreement”).

The amendment to the Advisory Agreement allows the Adviser to elect to receive its management fee in cash, shares of Class I common stock of the Company, shares of Class E common stock of the Company, Class I units of the Operating Partnership or Class E units of the Operating Partnership. The Adviser may elect to have the Company or the Operating Partnership repurchase such shares or units from the Adviser at a later date. Any such repurchase requests will not be subject to the repurchase limits of the Company’s share repurchase plan or any reduction or penalty for an early repurchase.

The amendment to the Operating Partnership Agreement provides that distributions on the performance participation interest on the Class N units may be payable in cash, Class I units or Class E units at the election of Invesco REIT Special Limited Partner L.L.C. (the “Special Limited Partner”). Distributions on the performance participation interest on the classes of Operating Partnership units other than the Class N units and Class E units may be payable in cash, Class I units or Class E units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such units from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to any minimum holding period. The Operating Partnership will repurchase any such Operating Partnership units for cash unless the Company’s board of directors determines that any such repurchase for cash would be prohibited by applicable law or the Company’s charter, in which case such Operating Partnership units will be repurchased for shares of the Company’s common stock with an equivalent aggregate net asset value.

The summaries of the Advisory Agreement and Operating Partnership Agreement set forth above do not purport to be complete and are qualified in entirety by reference to the Advisory Agreement and Operating Partnership Agreement, copies of which are filed herewith and incorporated by reference.

Item 8.01	Other Events.

On July 14, 2021, the Company’s board of directors approved an amendment and restatement of the Company’s distribution reinvestment plan that, among other changes, allow stockholders who purchase shares of common stock pursuant to a private placement to elect to participate in the distribution reinvestment plan. The amendments to the distribution reinvestment plan will be effective as of July 26, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Distribution Reinvestment Plan

10.1	Amended and Restated Advisory Agreement, by and among Invesco Real Estate Income Trust Inc., Invesco REIT Operating Partnership LP and Invesco Advisers, Inc.

10.2	Second Amended and Restated Limited Partnership Agreement of Invesco REIT Operating Partnership LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By:	/s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer

Date: July 20, 2021